UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2017

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

149 COMMONWEALTH DRIVE, SUITE 2070
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On February 8, 2017, the Compensation Committee of the Board of Directors (the “Board”) of Geron Corporation (the “Company”) approved: (a) annual base salaries for 2017 and (b) cash performance bonuses for 2016 for the following principal financial officer and named executive officers of the Company:

Name and Current Position	Salary	Salary	2017	2016
	Increase	Increase	Base	Cash
	(%)	($)	Salary	Bonus
Olivia K. Bloom, Executive Vice President, Finance, Chief Financial Officer and Treasurer	5.9%	$22,800	$410,000	$179,500
Melissa Kelly Behrs, Executive Vice President, Business Development and Portfolio & Alliance Management	3.5%	$13,100	$386,500	$173,100
Andrew J. Grethlein, Ph.D., Executive Vice President, Development and Technical Operations	3.5%	$14,100	$416,200	$186,400
Stephen N. Rosenfield, J.D., Executive Vice President, General Counsel and Corporate Secretary	3.5%	$11,640	$342,640(1)	$153,400
____________________

(1) Reflects Mr. Rosenfield’s continued employment by the Company at 80% time.

On February 9, 2017, the Board approved the annual base salary for 2017 and cash performance bonus for 2016 for the following principal executive officer:

Name and Current Position	Salary	Salary	2017	2016
	Increase	Increase	Base	Cash
	(%)	($)	Salary	Bonus
John A. Scarlett, M.D., President, Chief Executive Officer and Director	3.5%	$21,800	$644,000	$373,300

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: February 10, 2017	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President, General
Counsel and Corporate Secretary